EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our reports dated January 24, 2006 on the statements of condition and related bond portfolios of Van Kampen Unit Trusts, Municipal Series 594 as of January 24, 2006 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our reports in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm" in Prospectus Part II.




                                                              GRANT THORNTON LLP

New York, New York
January 24, 2006